EXHIBIT 10.5

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of December 22, 2008, by and between BRAM GOLDSMITH (“Goldsmith”), on the one hand, and CITY NATIONAL CORPORATION, a Delaware corporation (“CNC”) and CITY NATIONAL BANK, a national banking association (“CNB”), on the other hand.

WHEREAS, the parties have entered into that certain Employment Agreement, dated as of May 15, 2003, as amended (as amended, the “Agreement”);

WHEREAS, the initial term of the Agreement was two years from May 15, 2003 to May 15, 2005, as amended to extend the term for an additional two years to May 14, 2007, further amended to extend the term for an additional year to May 14, 2008, and further amended to extend the term for an additional year until May 14, 2009;

WHEREAS, the parties wish to amend the Agreement in recognition of the requirements of Internal Revenue Code Section 409A, and update it, and the Board of Directors of CNB and CNC have approved the amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Effective December 31, 2008, Goldsmith’s Employment Agreement dated as of March 31, 1997 (“CiC Agreement”) will be mutually rescinded by Goldsmith and CNC, and will be of no further effect, and neither Goldsmith not CNC will have any further duties, obligations, or benefits under the CiC Agreement.  In consideration of this rescission, Goldsmith will then become a Participant in the City National Corporation Strategy & Planning Committee Change in Control Severance Plan.

3.             Section 8(d) of the Agreement is hereby amended by substituting the following provision in place of the current language:

“(d) Change in Control.  In the event of a “Change in Control” on or after December 31, 2008 (as that term is defined in the City National Corporation Strategy & Planning Committee Change in Control Severance Plan, as amended from time to time (“Plan”), CNC and Goldsmith’s rights and obligations shall be governed by the Plan with respect to all matters covered therein.  If Goldsmith receives payments under the Plan as a result of the involuntary termination of his employment or his resignation for “Good Reason” (as defined in the Plan), neither he nor his spouse, beneficiary, heirs, trust(s), or estate shall be entitled to any payments or compensation under Sections 8.(a), 8.(b), or 8.(c) of this Agreement.”

4.             Section 9 of the Agreement is hereby amended by deleting this portion of line 4 of Section 9: “, except for those contained in the Change in Control Agreement”.

5.             Section 5 of the Agreement is hereby amended by deleting the first sentence of Section 5 and substituting the following sentence in its place:

“For the fiscal year 2008, Goldsmith shall be eligible for an annual incentive bonus based upon company and individual performance in an amount not to exceed $150,000, and the total amount paid to Mr. Goldsmith pursuant to paragraphs 4 and 5 of this Agreement shall not exceed $500,000.”

6.             New Section 19 is added to the Agreement, and provides:

“All amounts which would be payable to Goldsmith (or his spouse, beneficiary, heirs, trust(s), or estate) after his termination of employment for any reason as payments of his Annual Compensation or Incentive Bonus shall be paid in a lump sum in cash, without any discount, within 30 days after Goldsmith’s “separation from service” for any reason within the meaning of Internal Revenue Code Section 409A, notwithstanding any provision in this Agreement that provides for such payments to be made in installments rather than a lump sum.

7.             The CiC Agreement is deleted as an Exhibit to the Agreement.

8.             Except as amended hereby, the Agreement shall remain in full force and effect.

9.             This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first written above.

/s/ Bram Goldsmith
Bram Goldsmith

CITY NATIONAL CORPORATION		CITY NATIONAL BANK

By:	/s/Michael Cahill	By:	/s/ Michael Cahill
Name: Michael B. Cahill		Name:	Michael B. Cahill
Title: EVP, Secretary & General Counsel		Title:	EVP, Secretary & General Counsel